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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration Statement on Form S-1 of our report dated December 12, 1996 relating to the financial statements of Pavilion Partners, which appears in such Prospectus.

/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Houston, Texas
December 24, 1997